UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2023

TINGO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	83-0549737
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

11650 South State Street, Suite 240 Draper, UT	84020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (385) 463-8168

43 West 23rd Street, 2nd Floor, New York, NY 10010

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2023, Christophe Charlier resigned from his service on the registrant’s Board of Directors. Mr. Charlier had been appointed to the Board on September 15, 2021. Mr. Charlier furnished the registrant a letter in connection with his resignation which is attached as Exhibit 17 to this Current Report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2023, holders of a majority of the outstanding voting securities of Tingo, Inc. (the “Company”) approved the amendment and restatement of the Company’s Articles of Incorporation (“Restated Articles”) changing the Company’s corporate name to “Agri-Fintech Holdings, Inc.: A copy of the Restated Articles is attached to this Current Report as Exhibit 3(i). The filing of the Restated Articles and change of the Company’s corporate name will not become effective until 20 days have elapsed following notice to all non-consenting shareholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 27, 2023, holders of a majority of the outstanding voting securities of the Company approved the Restated Articles and the change of the Company’s corporate name to “Agri-Fintech Holdings, Inc.” The filing of the Restated Articles and change of the Company’s corporate name will not become effective until 20 days have elapsed following notice to all non-consenting shareholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3(i)	Amended and Restated Articles of Incorporation of Agri-Fintech Holdings, Inc., fka Tingo, Inc.

17	Correspondence from Christophe Charlier.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tingo, Inc.

Date: April 27, 2023	By:	/s/ Kenneth Denos
		Name:	Kenneth Denos
		Title:	Secretary

3